UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016 (August 18, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on August 18, 2016, three proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Form DEF 14A and Supplement to Definitive Proxy Statement on Form DEFA14A filed with the U.S. Securities and Exchange Commission on July 6, 2016 and July 29, 2016, respectively. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected following four directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2017 or until their successors are elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Zhihong Jia	18,422,521	443,640	24,392	22,111,018
Guang Chen	18,430,671	435,490	24,392	22,111,018
Alice Io Wai Wu	18,857,611	8,550	24,392	22,111,018
Jun Wang	18,664,077	202,084	24,392	22,111,018

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
38,992,956	2,678	20,239	1,985,698

3. Stockholders elected director Zhiyong Xia to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2017 or until his successor is elected and qualified. The votes for Zhiyong Xia were as follows:

For	Against	Abstained	Broker Non-Votes
18,896,209	10,580	1,477	22,093,305

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Title:	Bin Liu Chief Financial Officer

Date: August 22, 2016